UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2011

Parkvale Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-17411	25-1556590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4220 William Penn Highway, Monroeville, Pennsylvania	15146
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 373-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On August 10, 2011, the Board of Directors of the Company determined, based upon a recommendation from the President & Chief Executive Officer and Chief Financial Officer after their conversation with the Company’s independent registered public accounting firm, ParenteBeard LLC and SEC counsel, Elias, Matz, Tiernan & Herrick L.L.P., that the Company’s financial statements for certain periods identified below should be amended to correct an error related to timing differences resulting from the accrual of FDIC deposit insurance assessment expense. Regulations adopted by the FDIC changed the manner by which deposit insurance assessments were collected. Specifically, assessments were previously collected in advance resulting in a prepaid expense, but with the regulatory change, the assessments are now collected in arrears. This change in assessment collection methodology resulted in a required adjustment to the Company’s accounting accrual practice associated with the assessments.

Management concluded that, in light of the accounting accrual adjustment discussed above, the previously issued financial statements included in the Company’s Form 10-K for the years ended June 30, 2009 and 2010, as well as the quarterly reports on Form 10-Q filed during such fiscal years, should no longer be relied upon. The Company will file an amended Form 10-K/A for the year ended June 30, 2010 to restate the financial statements and related disclosures as soon as practicable. The amendment to the Form 10-K will also include restated quarterly numbers in the footnotes to the annual financial statements.

The effect of the correction will be to increase the net loss to common shareholders reported for the year ended June 30, 2009 from $10.4 million or $1.90 per diluted common share to $11.1 million or $2.04 per diluted common share and increase the reported net loss to common shareholders for the year ended June 30, 2010 from $18.1 million or $3.30 per diluted common share to $18.4 million or $3.36 per diluted common share. The effect of the adjustment is an after-tax charge of $736,006 or $0.14 per diluted common share for the year ended June 30, 2009 and $335,100 or $0.06 per diluted common share for the year ended June 30, 2010.

Item 8.01	Other Events

On August 16, 2011, as described in Item 4.02 above, the Company disclosed its determination that its financial statements for certain periods should be amended. In addition to the disclosure in Item 4.02, reference is made to the press release dated August 16, 2011 which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto. The press release attached hereto is being furnished to the SEC and shall not be deemed to be “filed” for any purpose except as otherwise provided herein.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	The following exhibit is included with this Report:

Exhibit No.	Description
99.1	Press release, dated August 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKVALE FINANCIAL CORPORATION

By:	/s/ Gilbert A. Riazzi
Name: Gilbert A. Riazzi
Title: Chief Financial Officer

Date: August 16, 2011